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EXHIBIT 99.6(A)

CONSENT OF INDEPENDENT AUDITORS

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                                                                 EXHIBIT 99.6(A)

[Letterhead of Deloitte & Touche LLP]

INDEPENDENT AUDITORS' CONSENT


Pacific Mutual Life Insurance Company:
700 Newport Center Drive
Newport Beach, California 92660

We hereby consent to the use in Post-Effective Amendment No. 2 to Registration Statement No. 333-01713 of Pacific Select Estate Preserver on Form S-6 of our report dated February 14, 1997 related to the financial statements of Pacific Select Exec Separate Account of Pacific Mutual Life Insurance Company as of December 31, 1996 for the two years then ended and our report dated February 22, 1997 related to the consolidated financial statements of Pacific Mutual Life Insurance Company as of December 31, 1996 and 1995 and for the three years ended December 31, 1996 appearing in such Registration Statement.

We also consent to the reference to us under the heading "Independent Auditors" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April ____, 1997